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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    February 2, 2005
                                                -------------------------

                      ENGINEERED SUPPORT SYSTEMS, INC.
------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

        MISSOURI                0-13880                      43-1313242
(State of Incorporation)  (Commission File No.)             (IRS Employer
                                                         Identification No.)


201 Evans Lane, St. Louis, Missouri                            63121
(Address of principal executive officers)                    (Zip Code)


Registrant's telephone number including area code: (314) 553-4000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item  1.01        Entry into a Material Definitive Agreement

                  On January 27, 2005, Engineered Support Systems, Inc. (the "Company") enter into an Amended and Restated Credit Agreement with Bank of America, N.A. and other third party lenders ("Amended Credit Agreement"). The Amended Credit Agreement replaced the Company's previous Credit Agreement dated April 23, 2003 with Bank of America, N.A. and other third party lenders. The Amended Credit Agreement, which expires January 27, 2010, provides for a $200 million unsecured revolving credit facility.

                  Borrowings under the Amended Credit Agreement bear interest, at the Company's option, at either the Eurodollar rate plus an applicable margin, or at the higher of the prime rate or the federal funds rate plus one-half of one percent. The margin applicable to the Eurodollar rate varies from 0.625% to 1.375% depending upon the Company's leverage ratio. The Amended Credit Agreement contains certain covenants, including maintaining net worth of at least $265 million, plus 50% of the sum, to extent positive, of the Company's consolidated net income and other comprehensive income
                  (loss) reported after October 31, 2004, plus the net proceeds of all subsequent equity offerings. The Company must also comply with certain financial covenants, including maintenance of a leverage ratio of no greater than 2.75 to 1 and a fixed charge coverage ratio of no less than 3 to 1. The Company can request, subject to certain conditions, an increase of up to $100 million in the amount of the aggregate commitment under the Amended Credit Agreement. The Company is also subject to various other financial and operating covenants and maintenance criteria, including restrictions on the Company's ability to incur additional indebtedness, make investments, create liens, dispose of material assets and enter into merger transactions and acquisitions.

                  A copy of the Amended Credit Agreement is attached to this Form 8-K as Exhibit 99.

Item 2.03         Creation of a Direct Financial Obligation

                  See Item 1.01, which is incorporated by reference herein.

Item  9.01        Financial Statements and Exhibits.

                  (c) The following exhibit is filed as part of this report:

                  Exhibit Number     Description
                  --------------     -----------

                        99 Amended and Restated Credit Agreement Dated as of January 27, 2005 among Engineered Support Systems, Inc., as the Borrower, Bank of America, N.A. and the Other Lenders Party Hereto



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      ENGINEERED SUPPORT SYSTEMS, INC.

Date: February 2, 2005           BY: /s/ Gary C. Gerhardt
      ----------------               -----------------------------------------
                                     Gary C. Gerhardt
                                     Vice Chairman and Chief Financial Officer


                                EXHIBIT INDEX

       Exhibit Number     Description
       --------------     -----------

             99 Amended and Restated Credit Agreement Dated as of January 27, 2005 among Engineered Support Systems, Inc., as the Borrower, Bank of America, N.A. and the Other Lenders Party Hereto